Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke Director, Investor Relations (281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
SECOND QUARTER 2007 RESULTS
Houston, Texas, July 26, 2007 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the second quarter of 2007 of $251.9 million, or $1.81 per share on a diluted basis, compared with net income of $175.7 million, or $1.27 per share on a diluted basis, in the same period a year earlier. Revenue for the second quarter of 2007 was $648.9 million, compared with revenue of $512.2 million for the second quarter of 2006.
For the six months ended June 30, 2007, the Company reported net income of $476.1 million, or $3.46 per share on a diluted basis, compared with net income of $321.0 million, or $2.33 per share on a diluted basis, for the same period in 2006. Revenue for the six months ended June 30, 2007 was $1.3 billion, compared to $959.9 million for the first six months of 2006.
The international markets for Diamond Offshore’s floater and jack-up equipment remained strong during the second quarter of 2007. As a result, four of our semisubmersibles received commitments that will occupy the units into the early part of the next decade, and one of the Company’s jack-up rigs also received a new term commitment. Among the recent highlights:
•	In late July, the Ocean Rover received a Letter of Award for a two-year commitment in Malaysia that is expected to extend that unit’s work in the country until the first quarter of 2011.

•	The Ocean Patriot and the Ocean Epoch each received new contracts that are expected to extend their operation in Australia at least until mid-2010.

•	The Ocean Concord received notification of award for a five-year contract in Brazil that is expected to commence in the fourth quarter of 2007 and occupy the rig until late 2012. The Concord is currently operating in the U.S. Gulf of Mexico (GOM).

•	In the jack-up market, another of our GOM jack-up rigs moved to the international market. The Ocean King, departed for Croatia in early July, where, following a scheduled inspection and maintenance, the unit will commence a two-year bareboat charter that is expected to extend until the fourth quarter of 2009.

•	Following a two-year upgrade and commissioning, the 10,000-ft. water-depth capable semisubmersible Ocean Endeavor commenced operating under a four-year contract in the GOM.

Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling. Additional information on Diamond Offshore Drilling, Inc. and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its second quarter 2007 earnings release conference call. The live broadcast of the Diamond Offshore quarterly conference call will be available online at www.diamondoffshore.com on July 26, 2007, beginning at 9:00 a.m. Central Daylight Time. The online replay will follow immediately and continue for the remainder of the third calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
Statements in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements concerning existing contracts, commitments and backlog, fleet enhancements, access to new markets, future earnings, future cash flows, market conditions, future market improvements, future growth in demand for equipment types or in any region and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that a commitment, Letter of Award or Letter of Intent will not be converted to a contract, the risk that full rig utilization may not be achieved during a contract period, the risk that the fleet’s available days may be reduced by unscheduled downtime, the risk that these and other factors outside of the Company’s control may adversely impact the amount of profit realized from a contract, the risk that the markets for the Company’s services will not continue to improve, the risk that the Company’s market position may deteriorate, or the risk that the Company may not be able to participate fully in any future market improvements. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Contract drilling	$635,927	$498,390	$1,225,839	$933,043
Revenues related to reimbursable expenses	12,948	13,798	31,220	26,875

Total revenues	648,875	512,188	1,257,059	959,918

Operating expenses:
Contract drilling	223,731	200,182	437,733	374,388
Reimbursable expenses	10,571	11,810	26,642	23,101
Depreciation	58,335	49,519	114,040	99,101
General and administrative	12,174	9,886	24,140	19,827
(Gain) loss on disposition of assets	(3,553)	2,696	(5,055)	2,463

Total operating expenses	301,258	274,093	597,500	518,880

Operating income	347,617	238,095	659,559	441,038

Other income (expense):
Interest income	7,599	8,431	17,392	16,806
Interest expense	(3,770)	(5,744)	(14,625)	(12,550)
Loss on sale of marketable securities	(5)	(8)	(8)	(202)
Other, net	1,012	1,393	405	3,766

Income before income tax expense	352,453	242,167	662,723	448,858

Income tax expense	(100,526)	(66,446)	(186,646)	(127,816)

Net Income	$251,927	$175,721	$476,077	$321,042

Income per share:
Basic	$1.82	$1.36	$3.48	$2.49

Diluted	$1.81	$1.27	$3.46	$2.33

Weighted-average shares outstanding:
Shares of common stock	138,447	129,131	136,875	129,079
Dilutive potential shares of common stock	481	9,651	2,004	9,678

Total weighted average shares outstanding	138,928	138,782	138,879	138,757

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	June 30,
	2007	2006

REVENUES
High Specification Floaters	$264,027	$189,003
Intermediate Semisubmersibles	246,232	198,738
Jack-ups	125,668	110,649

Total Contract Drilling Revenue	$635,927	$498,390

Revenues Related to Reimbursable Expenses	$12,948	$13,798

CONTRACT DRILLING EXPENSE
High Specification Floaters	$70,325	$62,051
Intermediate Semisubmersibles	108,847	95,465
Jack-ups	42,751	39,872
Other	1,808	2,794

Total Contract Drilling Expense	$223,731	$200,182

Reimbursable Expenses	$10,571	$11,810

OPERATING INCOME
High Specification Floaters	$193,702	$126,952
Intermediate Semisubmersibles	137,385	103,273
Jack-ups	82,917	70,777
Other	(1,808)	(2,794)
Reimbursable expenses, net	2,377	1,988
Depreciation	(58,335)	(49,519)
General and administrative expense	(12,174)	(9,886)
Gain (loss) on disposition of assets	3,553	(2,696)

Total Operating Income	$347,617	$238,095

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$616,737	$524,698
Marketable securities	1,569	301,159
Accounts receivable	505,269	567,474
Rig spare parts and supplies	50,638	48,801
Prepaid expenses and other	58,489	39,415

Total current assets	1,232,702	1,481,547
Drilling and other property and equipment, net of accumulated depreciation	2,707,154	2,628,453
Other assets	24,972	22,839

Total assets	$3,964,828	$4,132,839

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$265,328	$333,509

Long-term debt	502,953	964,310

Deferred tax liability	403,290	448,227

Other liabilities	89,812	67,285

Stockholders’ equity:
Cumulative effect of FIN 48 adoption	(28,422)	—
Other stockholder’s equity	2,731,867	2,319,508

Total stockholders’ equity	2,703,445	2,319,508

Total liabilities and stockholders’ equity	$3,964,828	$4,132,839

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	Second Quarter		First Quarter		Second Quarter
	2007		2007		2006
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
	(Dayrate in thousands)
High Specification Floaters	$307	86%	$280	98%	$219	94%
Other Semisubmersibles	$157	90%	$150	86%	$119	96%
Jack-ups	$109	88%	$112	90%	$103	89%